Exhibit 10.7

FIRST AMENDMENT TO
HI-CRUSH PARTNERS LP
LONG-TERM INCENTIVE PLAN
WHEREAS, Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”), has established the Hi-Crush Partners LP Long-Term Incentive Plan (the “Plan”) in order to promote the interests of the Partnership and its affiliates by providing employees, consultants and directors incentive compensation awards to encourage superior performance;

WHEREAS, pursuant to Section 7(a) of the Plan, the board of directors (the “Board”) of Hi-Crush GP LLC, a Delaware limited liability company and the general partner of the Partnership (“General Partner”), may amend the Plan from time to time; and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, the Plan shall be amended effective as of June 2, 2014 as follows:

1.Section 2(h) of the Plan is amended and restated in its entirety to provide as follows:

(h)    “Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:

(i)    any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than members of the General Partner, the Partnership, or an Affiliate of either the General Partner or the Partnership, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the voting power of the voting securities of the General Partner;

(ii)    the limited partners of the General Partner or the Partnership approve, in one transaction or a series of transactions, a plan of complete liquidation of the General Partner or the Partnership;

(iii)    the sale or other disposition by either the General Partner or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than an Affiliate;

(iv)    the General Partner or an Affiliate of the General Partner or the Partnership ceases to be the general partner of the Partnership;

(v)    any other event specified as a “Change of Control” in an applicable Award Agreement.

Notwithstanding the above, with respect to a 409A Award, a “Change of Control” shall not occur unless that Change of Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of Section 1.409A-3(i)(5) of the 409A Regulations, as applied to non-corporate entities.

Exhibit 10.7

2.    Section 7(e) of the Plan is amended and restated in its entirety to provide as follows:

(e)    Change of Control. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, upon a Change of Control the Committee, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specific date, before or after such Change of Control, specified by the Committee; (iii)  require the mandatory surrender to the General Partner or the Partnership by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash per Unit equal to the amount calculated in Section 7(f) (the “Change of Control Price”) less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or a Unit Appreciation Right exceeds the Change of Control Price, no consideration will be paid with respect to that Award; (iv) take any other action the Committee deems appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award; provided, however, that the Committee may determine in its sole discretion that no such action is necessary; or (v) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including, but not limited to, the substitution of Awards for new awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

[SIGNATURE PAGE TO FOLLOW]

Exhibit 10.7

IN WITNESS WHEREOF, the General Partner has executed this First Amendment to the Hi-Crush Partners LP Long-Term Incentive Plan effective as of June 2, 2014.

HI-CRUSH PARTNERS LP

By:    HI-CRUSH GP LLC, its general partner

By:     /s/ James M. Whipkey
Name: James M. Whipkey
Title:     co-CEO & President